Exhibit h(viii)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

                                      Among

                          CIGNA VARIABLE PRODUCTS GROUP

                         CIGNA FINANCIAL SERVICES, INC.,

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     AMENDMENT NO. 3 TO PARTICIAPTION AGREEMENT, made as of September 21, 2000 by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account the Company set forth on Schedule A hereto as maybe amended from time to time (each such account hereinafter referred to as the "Account"), CIGNA VARIABLE PRODUCTS GROUP, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and CIGNA Financial Services, Inc. (the "Underwriter), a Connecticut corporation.

                                   WITNESSETH:

     WHEREAS, the Company, the Fund and the Underwriter entered into a participation agreement dated as of December 1, 1997 (the "Agreement"); and

     WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding Connecticut General Life Insurance Company Separate Account HB to those Accounts set forth on Schedule A to the Agreement; and

     WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by adding new Policy Forms funded by Connecticut General Life Insurance Company Separate Account 02, and Connecticut General Life Insurance Company Separate Account FE as set forth on Schedule A to the Agreement, and

     WHEREAS, the Company, the Fund and the Underwriter desire to amend the Agreement by revising Article XI. Notices, to add the following recipient for the Company:

                           Connecticut General Life Insurance Company
                           Corporate Insurance, H14A
                                   900 Trumbull Street
                                   P.O. Box 2975
                           Hartford, CT 06104
                           Attention:  Michelle L. Kunzman
                            Assistant Vice President

     NOW, THEREFORE, the Company, the Fund and the Underwriter hereby amend the Agreement by deleting Schedule A and replacing it with Schedule A attached hereto.
     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                          /s/ Michelle L. Kunzman
                  By:______________________________________________
                  Name:   Michelle L. Kunzman
                  Title:  Assistant Vice President


                  CIGNA VARIABLE PRODUCTS GROUP

                          /s/ Jeffrey  S. Winer
                  By:_______________________________________________
                  Name:   Jeffrey S. Winer
                  Title:  Vice President and Secretary


                  CIGNA FINANCIAL SERVICES, INC.

                          /s/  Russell Anderson
                  By:________________________________________________
                  Name:   Russell Anderson
                  Title:  President

                                   Schedule A

The following is a list of separate accounts and contract forms for which one or more portfolios of CIGNA Variable Products Group are to be made available by Connecticut General Life Insurance Company:

                                                          Policy Form Numbers of Contracts
Name of Separate Account                                  Funded By Separate Account
------------------------                                  --------------------------------
CG Variable Life Insurance                                XX605481 - Group Flexible Premium Variable Life
Separate Account A                                        Insurance Policy, - Nonpar
established May 22, 1995

CG Variable Life Insurance                                LN605, LN615 and state variations thereof
Separate Account II,
established July 6, 1994

Connecticut General Life Insurance Company Separate       LN620, LN621 together with riders, and state variation
Account 02                                                thereof
Established February 23, 1996

Connecticut General Life Insurance Company Separate       LN601, LN604, LN613, GLN650, together with riders, and
Account FE,                                               state variation thereof
Established March 21, 1997

Connecticut General Life Insurance Company Separate       LN601, LN604, LN613, GLN560, together with riders, and
Account GR                                                state variations thereof
Established May 16, 2000

CG Variable Annuity Separate Account II Established       AN425, AN426, together with riders, and state variation
January 25, 1994                                          thereof

CG Variable Annuity Account I
Established March 12, 1968

CG Variable Annuity Account II
Established March 12, 1968

Connecticut General Life Insurance Company Separate       LN604, together with riders, and state variation thereof
Account PG
Established November 25, 1998

Connecticut General Life Insurance Company Separate       LN613 and LN601, together with riders, and state
Account HG                                                variation thereof
Established May 22, 1997

Connecticut General Life Insurance Company Separate       LN601NJ-98, together with riders and state variation
Account LM                                                thereof
Established May 28, 1998

Connecticut General Life Insurance Company Separate       LN601, LN604, LN613, and GLN650,
Account GT                                                together with riders, and state variations thereof

Connecticut General Life Insurance Company Separate       LN601, LN604, LN613 and GLN650
Account MHS                                               together with riders, and state variation thereof